UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 19, 2014

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

811 Main Street, Suite 2100, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As used in this Form 8-K, the terms “Endeavour,” “we,” “us,” “our” and similar terms refer to Endeavour International Corporation and, unless the context indicates otherwise, its consolidated subsidiaries.

Appointment of Director

On March 19, 2014, at the recommendation of the Governance and Nominating Committee, the Board of Directors (the “Board”) of Endeavour International Corporation (the “Company”) announced the appointment of Mr. James Browning to serve as a director of the Company with immediate effect. Mr. Browning will serve on the Company’s Audit Committee and Technology and Reserves Committee, and will stand for election at the Company’s 2014 Annual Meeting of Stockholders. Mr. Browning’s appointment fills the Board vacancy created by the resignation of Mr. Ashok Nayyar in March 2013.

Mr. Browning’s appointment is the result of a thorough and thoughtful search process by the Governance and Nominating Committee. Mr. Browning is a former partner at KPMG, serving in that role for almost thirty years until his retirement in 2009. During his tenure, Mr. Browning held numerous titles including; Southwest Area Professional Practice Partner, Business Unit Professional Practice Partner, Partner in Charge of Audit Practice, SEC Reviewing Partner and Lead Audit Engagement Partner, serving many sectors including Energy, Construction Contractors, Manufacturing and Distribution and Commercial.

The Board of Directors believes that Mr. Browning’s extensive experience with upstream energy companies, financial reporting and securities regulation will be a strong addition to the Board.

The Board has determined that Mr. Browning is “independent” in accordance with the rules and requirements of the New York Stock Exchange. Mr. Browning does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Browning and any other person pursuant to which he was selected as a director. Additionally, Mr. Browning qualifies an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K.

Mr. Browning’s compensation for service as a director will be consistent with the compensation paid to other non-employee directors, including a grant of restricted shares of common stock valued at $100,000 on date of grant (equivalent to 29,499 shares as of March 19, 2014).

The press release announcing the appointment of Mr. Browning is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits. 99.1	Press release dated March 19, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

March 19, 2014	By:	/s/ Catherine L. Stubbs

Name: Catherine L. Stubbs
Title: Senior Vice President, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated March 19, 2014.